Exhibit 16

 LEGG MASON TAX EXEMPT TRUST YIELD CALCULATIONS:


1.       7 day yield at 12/31/96 annualized:

                  [7 days dividends ended 12/31/96 / 7 x 366]          =
                  -------------------------------------------
                                    $1.00  (NAV)


                  (.000603076 / 7 x 366)    =        3.15%
                  ----------------------
                           1.00


2.       Effective yield:
                                             366
                                             ---
                                              7
                  [base period return + 1]           -1      =

                                              366
                                              ---
                                               7
                  (.000603076 + 1)                   - 1     =        3.20%